                                                                    Exhibit 21.1

Name                                               State of Incorporation
----                                               ----------------------
Blue Falcon Forge, Inc.                                Pennsylvania
Castle Rubber Company                                  Pennsylvania
Cicero Flexible Products, Inc.                             Ohio
General Aluminum Manufacturing Company II                  Ohio
General Aluminum Mfg. Company                              Ohio
Geneva Rubber Company                                      Ohio
GIS Industries, Inc.(1)                                Pennsylvania
IEW, Inc.                                                 Illinois
Integrated Holding Company                                 Ohio
Integrated Logistics Company of Canada                 Nova Scotia
Integrated Logistics Holding Company                       Ohio
Integrated Logistics Solutions, Inc.                       Ohio
Integrated Logistics Solutions LLC(2)                      Ohio
Kay Home Products, Inc.                                    Ohio
Park-Ohio Industries, Inc.(3)                              Ohio
Pharmaceutical Logistics, Inc.                             Ohio
Precision Machining Connection LLC(4)                      Ohio
RB&W Corporation of Canada                               Ontario
RB&W Manufacturing LLC(5)                                  Ohio
The Ajax Manufacturing Company(6)                          Ohio
The Metalloy Corporation                                 Michigan
Tocco, Inc.(7)                                            Alabama
Park-Ohio Structural Hardware LLC(8)                       Ohio
Pharmacy Wholesale Logistics, Inc.                         Ohio

(1) Doing business as Gateway Industrial Supply, Sabina Mfg., Free Gate, and American Fasteners

(2) Doing business as RB&W Logistics and Arden Fasteners

(3) Doing business as Cleveland City Forge, Park Drop Forge, and Ohio Crankshaft

(4) Doing business as PMC Industries

(5) Doing business as Delo Screw Products, Green Bearing, and RB&W
    Manufacturing

(6) Doing business as Ajax Technologies and Forging Development

(7) Doing business as FECO

(8) Doing business as St. Louis Screw and Bolt